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                                                                     EXHIBIT 11B



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 46 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated April 21, 1995, relating to the financial statements and financial highlights appearing in the February 28, 1995 Annual Report to Shareholders of the Pacific Horizon Prime Fund and Pacific Horizon Treasury Fund (two of the portfolios constituting the Pacific Horizon Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements and Experts" in the Statement of Additional Information.





/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
New York, New York
February 28, 1996